SECURITES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: September 9, 2003
(Date of earliest event reported)

Lightspan, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-29347	33-0585210
(Commission File No.)	(IRS Employer Identification Number)

10140 Campus Point Drive
San Diego, California 92121
(Address of principal executive offices and zip code)

Registrant’s telephone number including area code: (858) 824-8000

Item 5. Other Events.
Item 7. Exhibits.
Signature
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4
EXHIBIT 99.5
EXHIBIT 99.6
EXHIBIT 99.7

Item 5. Other Events.

     On September 9, 2003, PLATO Learning, Inc., a Delaware corporation (“PLATO”), LSPN Merger Corp., a Delaware corporation and wholly-owned subsidiary of PLATO (“Merger Sub”), and Lightspan, Inc., a Delaware corporation (“Lightspan”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub will merge with and into Lightspan, with Lightspan surviving as a wholly-owned subsidiary of PLATO (the “Merger”). The completion of the Merger is subject to several conditions, including (i) the approval of the Merger by holders of a majority of the outstanding shares of common stock of Lightspan, and (ii) the approval of the issuance of the PLATO shares of common stock in the Merger by holders of a majority of the outstanding shares of common stock of PLATO present or represented by proxy at the stockholders meeting held to vote for such approval. As a requirement of the Merger Agreement, John T. Kernan, Lightspan founder and Chief Executive Officer, entered into a two year consulting and non-competition agreement, and a lock-up agreement pursuant to which he agreed not to trade any shares of PLATO stock for 180 days following the closing of the Merger.

     Also on September 9, 2003, in connection with the Merger Agreement, Lightspan entered into a voting agreement with an officer of PLATO (the “PLATO Stockholder”), and PLATO entered into a voting agreement with certain officers of Lightspan (the “Lightspan Stockholders”). The PLATO Stockholder beneficially owns approximately .27% of the outstanding shares of PLATO’s common stock, and the Lightspan Stockholders, collectively, beneficially own approximately 6.04% of the outstanding shares of Lightspan’s stock. Beneficial ownership is determined under the securities laws and not all of the beneficially owned shares of Lightspan may be eligible to vote on the Merger. Pursuant to the respective voting agreements the PLATO Stockholder has agreed to vote in favor of the issuance of the shares of PLATO common stock in the Merger and each of the Lightspan Stockholders has agreed to vote in favor of the adoption of the Merger Agreement.

     In connection with the Merger Agreement, the Company entered into a First Amendment, dated as of September 9, 2003 (the “Amendment”), to the Rights Agreement, dated as of February 14, 2002 between the Company and Computershare Investors Services, L.L.C., as Rights Agent.

2

     The foregoing description of Merger, the Merger Agreement, the consulting agreement, the lock-up agreement, the voting agreements and the Amendment is qualified in its entirety by reference to the Merger Agreement, the consulting agreement, the lock-up agreement, the voting agreements, the joint press release dated September 9, 2003 issued by PLATO and Lightspan, and the Amendment attached hereto as Exhibits 99.1 through 99.7, respectively, and incorporated herein by reference.

Item 7. Exhibits.

99.1	Agreement and Plan of Merger, dated as of September 9, 2003, by and among PLATO Learning, Inc., a Delaware corporation, LSPN Merger Corp., a Delaware corporation, and Lightspan, Inc., a Delaware corporation.
99.2	Form of Consulting Agreement, dated September 9, 2003 by and between John T. Kernan and PLATO Learning, Inc., a Delaware corporation.
99.3	Form of Lock-up Agreement, dated September 9, 2003, by and between John T. Kernan and PLATO Learning, Inc., a Delaware corporation.
99.4	Form of Voting Agreement, dated as of September 9, 2003, by and between Lightspan, Inc., a Delaware corporation, and an officer of PLATO Learning, Inc., a Delaware corporation.
99.5	Form of Voting Agreement, dated as of September 9, 2003, by and between PLATO Learning, Inc., a Delaware corporation, and certain officers of Lightspan, Inc., a Delaware corporation.
99.6	Joint Press Release, dated September 9, 2003.
99.7	First Amendment, dated September 9, 2003, to the Rights Agreement, dated as of February 12, 2002, between Lightspan, Inc., a Delaware corporation, and Computershare Investors Services, L.L.C.

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Lightspan, Inc.

Dated: September 9, 2003	By:	/s/ Michael A. Sicuro

Michael A. Sicuro
Chief Financial Officer, Secretary and Treasurer